Exhibit 2(2)

AMENDMENT NO. 1 TO AGREEMENT

AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the “Amendment”), is made and entered into as of October 15, 2007, by and among X-Rite Incorporated, a Michigan corporation (the “Parent”), and Pantone, Inc., a Delaware corporation (“Company 1”), Pantone Germany, Inc., a Delaware corporation (“Company 2”), Pantone India, Inc., a Delaware corporation (“Company 3”), Pantone UK, Inc., a New Jersey corporation (“Company 4”), Pantone Asia, Inc., a New Jersey corporation (“Company 5”), and Pantone Japan, Inc., a New Jersey corporation (“Company 6”, and together with Pantone, Inc., Pantone Germany, Inc., Pantone India, Inc., Pantone UK, Inc., and Pantone Asia, Inc., the “Companies” and the term “Company” as used in this Agreement shall refer to each of the Companies, individually.

RECITALS

WHEREAS, the Parent, Companies, stockholders of the Companies and Lawrence Herbert are parties to that certain Agreement and Plan of Merger dated as of August 23, 2007 (the “Merger Agreement”);

WHEREAS, capitalized terms used herein, unless otherwise herein defined, are used with the meanings given them in the Merger Agreement;

WHEREAS, pursuant to Section 8.2 of the Merger Agreement, the Companies, on the one hand, and Parent, on the other hand, desire to amend the Merger Agreement to provide that at the Effective Time Company 4, Company 5, and Company 6 shall merge with and into Merger Sub 4, Merger Sub 5, and Merger Sub 6, respectively, with such Merger Subs surviving such mergers as Delaware corporations;

WHEREAS, Section 2.2 of the Merger Agreement provides that the Closing shall take place on the second business day after the conditions to the parties’ obligations to effect the Mergers contained in Article VI have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction thereof at the Closing); and

WHEREAS, the parties have agreed that the closing will occur on October 24, 2007.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises set forth herein, the parties hereto hereby agree as follows:

1. Amendment to Section 2.1 of the Merger Agreement. Section 2.1 of the Merger Agreement is hereby revised and amended by replacing the second and third sentences of such section with the following sentences:

“Upon the terms and subject to the conditions of this Agreement and the applicable provisions of the New Jersey Business Corporation Act (“NJBCA”) and the DGCL, at the Effective Time, Company 4 shall be merged with and into Merger Sub 4, Company 5 shall be merged with an into Merger Sub 5 and Company 6 shall be merged with and into Merger Sub 6. Following the Mergers, the separate corporate existences of each of Merger Sub 1, Merger Sub 2 and Merger Sub 3 shall cease and Company 1, Company 2 and Company 3 shall continue as surviving corporations, and the separate corporate existence of Company 4, Company 5 and Company 6 shall cease and Merger Sub 4, Merger Sub 5 and Merger Sub 6 shall continue as surviving corporations (together with Company 1, Company 2, and Company 3, the “Surviving Corporations,” and the term “Surviving Corporation” as used in this Agreement shall refer to each of the Surviving Corporations, individually).”

2. Amendment to Section 2.2 of the Merger Agreement. Section 2.2 of the Merger Agreement is hereby revised and amended by inserting immediately after the parenthetical “(the “Closing Date”)” the following phrase: “; it being understood that the parties to this Agreement have agreed hereto by this writing to establish the Closing Date as October 24, 2007”.

3. Amendment to Section 2.3 of the Merger Agreement. The second sentence of Section 2.3 of the Merger Agreement is hereby revised and amended by replacing the word “or” that immediately follows the word “Delaware” with the words “and/or”.

4. Amendment to Section 2.4 of the Merger Agreement. The second sentence of Section 2.4 of the Merger Agreement is hereby revised and amended by adding the defined term “and DGCL” immediately after the defined term “NJBCA”.

5. Amendment to Section 8.1(a)(iii). Section 8.1(a)(iii) of the Merger Agreement is hereby revised and amended in its entirety to read as follows:

“by each Company or Parent if the Closing shall not have occurred on or prior to October 26, 2007 and such failure to close is a breach of the agreements of the other party contained in this Agreement”

6. Amendment to Section 8.2. The first sentence of Section 8.2 of the Merger Agreement is hereby revised and amended in its entirety to read: “This Agreement may not be amended except by an instrument in writing signed on behalf of Parent, each Company and the Stockholders’ Representative.”

7. Waiver. In consideration for entering into this Amendment, Parent hereby irrevocably and unconditionally waives any breach by the Companies of the Merger Agreement that is caused by the amendments contained in paragraphs 1, 3 and 4 of this Amendment, and the Companies, Stockholders and Stockholders’ Representative hereby irrevocably and unconditionally waive any breach by the Parent of the Merger Agreement that is caused by any failure to effect the Closing prior to October 24, 2007. Each of the parties hereto agree and acknowledge that no waiver herein shall operate as a waiver of any other or future breach or right under the Merger Agreement nor shall any single or partial exercise of any right hereunder or under the Merger Agreement preclude any other or further exercise of any other right hereunder or under the Merger Agreement. No failure or delay by the parties to the Merger Agreement in exercising any right hereunder or under the Merger Agreement shall operate as a waiver thereof other than as expressly set forth in this Amendment. Any agreement on the part of the Companies or Stockholders Representative to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Companies and the Stockholders’ Representative.

8. General Provisions.

(a) Except as expressly amended, modified, agreed, waived, released or settled herein, including without limitation in the recitals hereto, the Merger Agreement shall remain unchanged and in full force and effect, and as amended or modified herein, the Merger Agreement is hereby ratified, approved and confirmed in all respects.

(b) After the date hereof all references in the Merger Agreement to the “Agreement,” “herein,” “hereof” and the like, shall refer to the Merger Agreement as amended or modified herein.

(c) This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the day and year first above written.

PANTONE, INC.

By:
Name:
Title:

PANTONE GERMANY, INC.

By:
Name:
Title:

PANTONE INDIA, INC.

By:
Name:
Title:

PANTONE UK, INC

By:
Name:
Title:

PANTONE ASIA, INC.

By:
Name:
Title:

STOCKHOLDERS’ REPRESENTATIVE

Lawrence Herbert

PANTONE JAPAN, INC.

By:
Name:
Title:

X-RITE, INCORPORATED

By:
Name:
Title:

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